Exhibit 21.01


      NORTHERN STATES POWER COMPANY, MINNESOTA AND SUBSIDIARIES



Subsidiaries of Registrant

Name                        State of Incorporation     Purpose

Northern States Power                                  Electric and gas
  Company (Wisconsin)           Wisconsin              utility

First Midwest Auto                                     Owns and manages
  Park, Inc.                    Minnesota              a parking ramp

United Power and Land                                  Real estate
  Company                       Minnesota              holding company

Cormorant Corporation           Montana                Former owner of
                                                       interest in coal and
                                                       lignite properties

NRG Energy, Inc.                Delaware               Owns and manages
                                                       non-regulated energy
                                                       subsidiaries of
                                                       the Company

Cenerprise, Inc.                Minnesota              Natural gas marketing
                                                       and energy services

Viking Gas Transmission         Delaware               Natural gas
  Company                                              transmission

Eloigne Company                 Minnesota              Owns and operates
                                                       affordable housing
                                                       units

Northern Power Wisconsin                               Formed for
  Corp.                         Wisconsin              purposes of Merger
                                                       Agreement

Seren Innovations, Inc.         Minnesota              Automated
                                                       communications systems
                                                       to provide energy
                                                       management, security
                                                       control and business
                                                       information services